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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 11, 2000, relating to the financial statements and financial statement schedule of FirstWorld Communications, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
March 6, 2000